                                                                     EXHIBIT 11
                        AMERICAN DENTAL PARTNERS, INC.
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                NINE MONTHS       NINE MONTHS
                               YEAR ENDED          ENDED             ENDED
                              DECEMBER 31,     SEPTEMBER 30,     SEPTEMBER 30,
                            ----------------- ----------------- ----------------
                                       PRO               PRO              PRO
                                      FORMA             FORMA            FORMA
                                        AS                AS               AS
                            ACTUAL   ADJUSTED ACTUAL   ADJUSTED ACTUAL  ADJUSTED
                             1996      1996    1996      1996    1997     1997
                            -------  -------- -------  -------- ------  --------
PRIMARY
Net earnings (loss).......  $(2,443)  $  538  $(1,514)  $  385  $  754   $1,468
 Less: Dividends on Series
  B Redeemable Preferred
  Stock...................      (96)     --       (29)     --     (420)     --
                            -------   ------  -------   ------  ------   ------
Net earnings (loss)
 attributable to common
 stockholders.............  $(2,539)  $  538  $(1,543)  $  385  $  334   $1,468
                            =======   ======  =======   ======  ======   ======
Weighted average common
 shares outstanding.......      768      834      582      582   2,418    2,418
Add: Options and common
   stock issued one year
   prior to filing
   date(1)................    1,457    1,689    1,624    1,872     166      241
Add: Assumed conversion of
   Series A Convertible
   Preferred Stock(2).....    2,400    2,400    2,400    2,400   2,400    2,400
Add: Shares issued in
 connections with initial
 public offering(3).......      --     1,506      --     1,506     --     1,506
                            -------   ------  -------   ------  ------   ------
Weighted average common
 shares as adjusted.......    4,625    6,429    4,606    6,360   4,984    6,565
                            =======   ======  =======   ======  ======   ======
Net earnings (loss) per
 share....................  $ (0.55)  $ 0.08  $ (0.33)  $ 0.06  $ 0.07   $ 0.22
                            =======   ======  =======   ======  ======   ======
FULLY DILUTED
Net earnings (loss).......  $(2,443)  $  538  $(1,514)  $  385  $  754   $1,468
 Less: Dividends on Series
  B Redeemable Preferred
  Stock...................      (96)     --       (29)     --     (420)     --
                            -------   ------  -------   ------  ------   ------
Net earnings (loss)
 attributable to common
 stockholders.............  $(2,539)  $  538  $(1,543)  $  385  $  334   $1,468
                            =======   ======  =======   ======  ======   ======
Weighted average common
 shares outstanding.......      768      972      582      775   2,459    2,459
Add: Options and common
   stock issued one year
   prior to filing
   date(1)................    1,457    1,689    1,624    1,872     166      241
Add: Assumed conversion of
   Series A Convertible
   Preferred Stock(2).....    2,400    2,400    2,400    2,400   2,400    2,400
Add: Shares issued in
 connection with initial
 public offering(3).......      --     1,506      --     1,506     --     1,506
                            -------   ------  -------   ------  ------   ------
Weighted average common
 shares as adjusted.......    4,625    6,567    4,606    6,553   5,025    6,606
                            =======   ======  =======   ======  ======   ======
Net earnings (loss) per
 share....................  $ (0.55)  $ 0.08  $ (0.33)  $ 0.06  $ 0.07   $ 0.22
                            =======   ======  =======   ======  ======   ======

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(1) Pursuant to the rules of the SEC all options granted and shares of common stock issued at prices less than the initial public offering price during the twelve months preceding the offering date have been included in primary and fully diluted weighted average shares outstanding for all periods presented.
(2) In connection with the initial public offering, Series A Convertible Preferred shares will automatically convert to common stock on a one for one basis.
(3) In connection with the initial public offering, gives effect to the issuance of common shares which would have been necessary to pay $13,700,000 of revolving credit facility indebtedness, redeem $7,706,000 of Series B Redeemable Preferred Stock and pay $1,000,000 of estimated offering costs.